UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

Z Holdings Group, Inc.

(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF Z Holdings Group, Inc.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Z Holdings Group, Inc.

780 Reservoir Avenue, #123

Cranston, RI 02910

INFORMATION STATEMENT

(Definitive)

October 23, 2012

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

Forward Looking Statements

This Information Statement and other exhibits attached hereto and made a part hereof (collectively the “Filings”) filed by Z Holdings Group, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (the “Commission”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors “) relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements and the related notes that are filed herein.

To the stockholders of Z Holdings Group, Inc. FKA LMIC, Inc (until August 3, 2012) :

       This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our common stockholders of Z Holdings Group, Inc., (“ZHLD” sometimes referred to as the “Company”, “Corporation”,“we”, “our”, “us”) , a Delaware corporation that we have Restated our Certificate of Incorporation with the Secretary of State of Delaware on August 3, 2012, the acceptance and filing date by the Secretary of State of Delaware. On August 1, 2012 our sole board of director Scot Scheer,(sometimes referred to as “Board”, “Board of Directors”, “director”, “management”) president and Secretary Scot Scheer unanimously approved and adopted the following resolutions including but not limited to the following:

1)	Approved changing the name of the Corporation from LMIC, Inc. to Z Holdings Group, Inc.
2)	Approved reclassifying the outstanding shares of Corporation’s common stock to Class A common stock and increasing the authorized shares of Class A common stock from 100,000,000 to 1,000,000,000 and changing the common stock par value from .001 to .000006.
3)	Approved creating a second class of common stock to be known as Class B common stock with 200,000,000 authorized shares and voting rights 10 to 1 of Class A common stock holders with a par value of .000006.
4)	Approved creating a new class of preferred stock with 50,000,000 authorized shares with a par value of .000006.
5)	Approved all of the resolutions and actions of the Board heretofore adopted and taken as acts of the Corporation related to the above resolutions and hereby is authorized, empowered, and directed, for and on behalf of the Corporation, to execute and file with the Delaware Secretary of State the Restated Certificate of Incorporation attached hereto as Exhibit “A”.
6)	The CEO and President and/or the Secretary of the Corporation are hereby authorized and directed to execute and deliver any instrument or instruments and to do all things that may effectuate the transactions hereby authorized, and such officers are hereby authorized to carry out these resolutions in such manner as he may deem to be in the best interest of the Corporation.
7)	That the Secretary of the Corporation is authorized and directed to certify these resolutions as required.

 We timely notified FINRA who approved the name change and notified CUSIP Service Bureau who gave us a new Cusip number 9887T100 and notified our stock transfer agent Continental Stock Transfer and Trust Company. We inadvertently did not file this information statement timely per the rules and regulations of the OTC Markets Group.

Background and History

On May 6, 2005, LMIC filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, Southern District of New York, case no. 05-13274 and subsequently converted to Chapter 7 on June 30, 2005. The Company's assets were transferred to a United States Trustee and the Company terminated its business operations. The Bankruptcy Trustee had disposed of substantially all the assets of the Company. LMIC, Inc. became a “shell company” as defined by SEC Release No. 33-8869. On February 23, 2009, the Trustee for LMIC, Inc. in proceedings under Chapter 7 of US Bankruptcy Code filed a notice of motion for the sale of the Company’s corporate entity through the sale of 80,000,000 restricted shares of the Company’s authorized yet unissued common stock to Moorpark Limited, LLC, a Rhode Island Limited Liability Company,(“Moorpark”). The accounts of the former subsidiary of LMIC were not included in the sale and have not been carried forward.

On March 31, 2009 pursuant to 11 USC Section 363, a judgment order was issued allowing the Trustee to sell and transfer all of his right, title and interest in and to eighty million shares of the restricted common stock of LMIC, Inc. to Moorpark. In addition, the federal court order allowed Moorpark to file any and all documents with the SEC that may be required to bring Z Holdings, Inc. in to good standing. On April 7, 2009, the Trustee sold 80,000,000 shares of restricted common voting stock to Moorpark in certificated form. On April 16, 2009, the Trustee abandoned all of his rights and interest in the corporate charter and bylaws of the Registrant. On June 9, 2009, by the requisite vote of the majority of the shareholders by written consent in lieu of a shareholder meeting pursuant to Delaware General Corporate Laws, Scot Scheer was appointed our sole officer and director ( 8K filed with SEC by the Company on June 11, 2009 incorporated herein by reference). The bankruptcy case was closed on November 14, 2011.

The Company since that time has and is now organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

 On August 1, 2012, the requisite vote of the majority shareholders holding 80,000,000 shares of our common stock representing 80.19% of the approximately 99,765,275 issued and outstanding shares approved the aforementioned resolutions set forth by our sole director and empowered our director by written consent in lieu of a shareholder meeting pursuant to Delaware General Corporate Law, (“DGCL”) to restate our certificate of incorporation as attached hereto as Exhibit 3.1.

MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this report, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Scot Scheer (1) 780 Reservoir Avenue, #123	80,000,000 (2)	80.19%
Cranston, RI 02910

Lisa DeNunzio	80,000,000 (3)	80.19%
780 Reservoir Avenue, #123
Cranston, RI 02910

Moorpark Limited, LLC	80,000,000 (4)	80.19%
780 Reservoir Aveune, #123
Cranston, RI 02910

(1) Scot Scheer serves as President, Secretary and sole Director of the Company.

(2) Represents shares of common stock indirectly owned by Scot Scheer. Scot Scheer is deemed to be the indirect owner and beneficiary of these shares since he has sole voting and investment control over the shares.

(3) Represents shares of common stock indirectly owned by Lisa DeNunzio. Lisa DeNunzio is deemed to be the indirect owner and beneficiary of these shares since she has sole voting and and investment control over the shares.

(4) Represents shares of common stock owned by Moorpark Limited, LLC, a Rhode Island limited liability company that is currently owned equitably by Mr. Scheer and Ms. DeNunzio who serve as its Managing Members.

The changes to our capital stock are as follows:

1. Total Authorized.

         The total number of shares of all classes of capital stock that the corporation has authority to issue is 1,250,000,000 shares, consisting of: 1,000,000,000 shares of Class A Common Stock, $0.000006 par value per share (“Class A Common Stock”), 200,000,000 shares of Class B Common Stock, $0.000006 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 50,000,000 shares of Preferred Stock, $0.000006 par value per share. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

The acceptance of  our Restated Certificate of  Incorporation for filing with the Secretary of State of the State of Delaware (the “Effective Time”), occurred on August 3, 2012. Each share of Common Stock of LMIC, Inc. outstanding immediately prior to the Effective Time shall, without any further action by any stockholder, shall become, one share of Class A Common Stock of Z Holdings Group, Inc.

2. Designation of Additional Shares

2.1 The Board of Directors or Class B shareholders are each authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Class B Common Stock of the corporation entitled to vote thereon, without a separate vote of the holders of Class A Common Stock or the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE II, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors by the affirmative vote of a majority of the voting power of all the then outstanding shares of Class B common stock or the majority vote of Class B shareholders without approval of Board of Directors or without approval of the holders of Class A Common Stock, or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

2.3 The Board of Directors by the affirmative vote of a majority of the voting power of all the then outstanding shares of Class B common stock or Class B shareholders without approval of the Board of Directors are authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the additional open-end issuance of the shares of Class B Common Stock by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Class B Common Stock of the corporation entitled to vote thereon, and without the approval of the holders of Class A Common Stock, or any other holder of capital stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law , unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

3. Rights of Class A Common Stock and Class B Common Stock.

                    3.1 Equal Status. Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

                    3.2 Voting Rights. Except as otherwise expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (excluding the election of directors as stated in ARTICLE VI) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Restated Certificate of Incorporation) of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

                      3.3 Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class.

                       3.4 Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting separately as a class.

                      3.5 Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

                      3.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock has ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting separately as a class.

                        3.7 Change of Control Class B Vote. Until the first date on which the outstanding shares of Class B Common Stock represent less than thirty-five percent (35%) of the total voting power of the then outstanding shares of the corporation then entitled to vote generally in the election of directors, the corporation shall not consummate a Change in Control Transaction (as defined in Section 4 of this ARTICLE IV) without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate of Incorporation or the Bylaws.

                       3.8 Conversion of Class B Common Stock.

                      (a) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 3.8(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 3.8(a) shall be retired by the corporation and shall not be available for reissuance.

                      (b) Automatic Conversion. (i) Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 4 of this ARTICLE IV), other than a Permitted Transfer (as defined in Section 4 of this ARTICLE IV), of such share of Class B Common Stock and (ii) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares Class B Common Stock, voting as a separate class (the occurrence of an event described in clause (i) or (ii) of this Section 3.8(b), a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to this Section 3.8(b) of ARTICLE IV shall thereupon be retired by the corporation and shall not be available for reissuance.

                     (c) The corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the corporation, the corporation may request that the holder of such shares furnish affidavits or other evidence to the corporation as the corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation), the stock ledger of the corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

                   3.9 Reservation of Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

                   3.10 Protective Provision. The corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections 3 or 4 of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate of Incorporation or the Bylaws.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Our management believes that the stockholders of the Company will benefit from changing the name of the Company from LMIC, Inc. to Z Holdings Group, Inc. because it will more accurately represent the business operations of the Company to the public. Our near term goal is to become SEC reporting and thereafter negotiate acquisitions with private companies so that we may cease to be a shell company and eventually become an operating company as defined in the Act. We voluntarily deregistered our common stock on December 23, 2009. The reason for deregistering our common stock at that time was due to the lack of financial information available to perform a PCAOB audit for our year end 2004.

We are and will be defined to be an Emerging Growth Company under the JOBS ACT until one of the following events.

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

(e) until the Company triggers one of the disqualification provisions in Sections 2(a)(19)(A)-(D) of the Securities Act.

Our Board believes that if we are able to become SEC reporting, with our substantive shareholder base, and the fact that we presently trade on the Pink OTC Markets, stock symbol ZHLD, we may be able to move up to the Pink OTC Markets tier OTCQB. We believe that would make us more attractive to merge with than other shell companies.

The Board believes that the stockholders of the Company will benefit from the Authorized Common Stock Share Increase from 100,000,000 to 1,000,000,000 shares of Class A Common Stock because it will enable the Company to maintain financing and increase capital raising ability.

Each share of Common Stock of LMIC, Inc. outstanding immediately prior to the Effective Time shall, without any further action by any stockholder, shall become, one share of Class A Common Stock of Z Holdings Group, Inc.

The additional authorized shares of capital stock could be used for the issuance of preferred stock, potential strategic transactions, including among other things, acquisitions, strategic partnerships, joint ventures, restructures, business combinations and investments. Our management believes its advantageous to our stockholders to increase the number of shares rather than enter into a reverse stock split which would result in each shareholder holding less shares.

The Board believes that the stockholders of the Company will benefit from the Creation of Preferred Stock because it will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock. The Creation of Preferred Stock will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company.

The Board believes that the stockholders of the Company may benefit from the creation of Class B stock could increase the marketability and liquidity of the Company’s Class A Common Stock because Class B shares are convertible anytime into Class A shares but have 10X the voting power of Class A common shares making them attractive to venture capital, angel investors,boutique investment banks that desire more control of our Company.

Accordingly, it was the Board’s opinion that restating our certificate of incorporation would better position the Company to attract potential business candidates and provide our stockholders a greater potential return.

Financial Statements and Exhibits.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	8 K Report filed by LMIC, Inc. on June 11, 2009.

Exhibits. The following exhibits are filed with this Information Statement:

Exhibit No. Description

3.1 Restated Certificate of Incorporation for Z Holdings Group, Inc.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Company’s restatement of certificate of incorporation, and pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: October 23, 2012

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Scot Scheer
Name:	Scot Scheer
Title:	Director